UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006

SEARS HOLDINGS CORPORATION (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement
2006 Long-Term Incentive Plan

On January 31, 2006, the Compensation Committee (the "Committee") of the Registrant's Board of Directors adopted the Sears Holdings Corporation 2006 Long Term Incentive Program (the "2006 LTIP"), subject to shareholder approval of the performance criteria established under the 2006 LTIP. The 2006 LTIP provides for performance-based awards that are designed to vary commensurately with achieved performance.

The following is a brief description of the material terms and conditions of the 2006 LTIP. It is qualified in its entirety by reference to the complete text of the 2006 LTIP, which the Registrant intends to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ended January 28, 2006.

The 2006 LTIP provides for the grant of incentive awards to key employees designated by the Committee for overlapping three-year periods. Awards for the initial three-year period (2006-2008) are expected to be extended to all employees at the level of Vice President and above. Eligible participants for future three-year periods will be determined at commencement of those periods. The 2006 LTIP will be administered by the Committee.

Awards under the 2006 LTIP represent the right to receive cash or, if permitted by the Committee, at the participant's election, shares of the Registrant's common stock, if such shares are available under a shareholder approved plan of the Registrant providing for the issuance of shares in satisfaction of 2006 LTIP awards. Awards are based on LTIP EBITDA (which, as defined in the 2006 LTIP, generally means total earnings of the Registrant and its subsidiaries, other than Sears Canada Inc., before interest, taxes, depreciation and amortization and excluding the effect of purchase accounting and changes in accounting methods, gains, losses and costs associated with acquisitions, divestitures and store closures, integration costs that are disclosed as merger related and bankruptcy-related matters of Kmart Corporation) for the relevant three-year period. Target payouts to eligible executives at or above the Senior Vice President level will be based on market and internal comparisons. Target payouts to eligible executives at the Vice President level will be based on a percentage of base salary. Payouts will range from 60% of targeted payout at a threshold LTIP EBITDA level established by the Committee (90% of the target LTIP EBITDA level) to 200% of the targeted payout at a superior LTIP EBITDA level established by the Committee (125% of the target LTIP EBITDA level).

As of the date of this Report, no awards under the 2006 LTIP have been granted.
2006 Annual Incentive Plan

On January 31, 2006, the Compensation Committee adopted the Sears Holdings Corporation 2006 Annual Incentive Plan (the "2006 AIP"), subject to shareholder approval of the performance criteria established under the 2006

AIP. The 2006 AIP covers all salaried associates of the Registrant, including its executive officers.

The following is a brief description of the material terms and conditions of the 2006 AIP. It is qualified in its entirety by reference to the complete text of the 2006 AIP, which the Registrant intends to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ended January 28, 2006.

The 2006 AIP is designed to attract and retain competent executives and other associates while providing added incentive to promote achievement of short-term performance goals. Payouts under the 2006 AIP will range from 60% of the targeted payout at a threshold performance level established by the Committee (90% of the target performance level) to 200% of the targeted payout at a maximum performance level established by the Committee (125% of the target performance level). Target payouts will be calculated as a percentage of base salary. For fiscal 2006, performance levels are determined based on EBITDA, defined and adjusted on a basis consistent with the 2006 LTIP, and, in some cases, business specific and/or merchandise profitability targets to be established by the Committee.

The 2006 AIP will be administered by the Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION
	By:	/s/William K. Phelan William K. Phelan Vice President and Controller

Date: February 6, 2006